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                                                                     EXHIBIT 5




                REBOUL, MACMURRAY, HEWITT, MAYNARD & KRISTOL
                            45 ROCKEFELLER PLAZA
                            NEW YORK, N.Y. 10111


                              September 1, 1995




Comdata Holdings Corporation
5301 Maryland Way
Brentwood, Tennessee 37027

                        Comdata Holdings Corporation
                     Registration Statement on Form S-8

Dear Sirs:

         We have acted as counsel to Comdata Holdings Corporation, a Delaware corporation (the "Company"), in connection with its Registration Statement on Form S-8 (the "Registration Statement"), filed under the Securities Act of 1933, as amended (the "Act"), relating to the registration of 1,250,000 shares of its Common Stock, $.01 par value (the "Shares") which are reserved for issuance pursuant to the Company's (Amended) Stock Option and Restricted Stock Purchase Plan (the "Plan").

         In that connection, we have examined originals, or copies, certified or otherwise identified to our satisfaction, of such documents, corporate records and other instruments as we have deemed necessary or appropriate for purposes of this opinion, including the Amended and Restated Certificate of Incorporation and By-laws of the Company.

         Based upon the foregoing, we are of the opinion that:

         1. The company has been duly organized and is validly existing as a corporation under the laws of the State of Delaware.

         2. The Shares have been duly authorized, and when issued and sold in accordance with the terms of the Plan, will be validly issued, fully paid, and non-assessable.
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          We hereby consent to the use of this opinion as an exhibit to the
Registration Statement.

          By giving the foregoing consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Act.

                         Very truly yours,

                         Reboul, MacMurray, Hewitt, Maynard & Kristol